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                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), dated as of January 31, 2003, is entered into by and between US-Sino Gateway, Inc. (the "COMPANY") and Solana Capital Partners, Inc. (the "INVESTOR") with reference to the following facts.

                                    RECITALS


         WHEREAS, the Investor has purchased 22,376 shares of the Company's Common Stock (the "COMMON STOCK"); and

         WHEREAS, the Company has agreed (i) to grant to the Investor certain rights regarding registration of the Common Stock and (ii) to grant to the Investor certain protective rights, all as set forth in this Agreement.

         NOW, THEREFORE, the Company and the Investor agree as follows:

                                    AGREEMENT


         1. DEFINITIONS. A glossary of the definitions of the capitalized terms used in this Agreement is set forth in APPENDIX A which is attached hereto and incorporated herein by this reference.

         2.       DEMAND REGISTRATION.

                  2.1 The Company shall prepare, as soon as practicable, and file, a Registration Statement on the appropriate Commission form covering the Common Stock and shall use its reasonably diligent efforts to effect the registration of the Common Stock under the Act.

                  2.2 If a registration pursuant to this paragraph 2 involves an underwritten offering of the securities being registered on a firm commitment basis, by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction; and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Investor by letter of its belief that the Common Stock (or a number of shares of the Common Stock) requested to be included for the account of the Investor in such registration exceeds the number which can be sold in (or during the time of) such offering, or that the inclusion would in the underwriter's judgment adversely affect the marketing of the securities to be sold by the Company and the Investor, then the number of shares of Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to the required level with the participation in such offering to be pro rata among the Investor and other investors based upon the number of shares of securities the Investor and each other investor requested to be included in such registration.

                  2.3 In an underwritten offering, the Common Stock proposed to be registered under any Registration Statement will be offered for sale at the same public offering price as the securities offered for sale by the Company or any other selling shareholder covered thereby.

                  2.4 The Investor shall be entitled to have its Common Stock included in an unlimited number of registrations pursuant to this paragraph 2.

         3. REGISTRATIONS ON FORM S-3.

                  If all of the Investor's Common Stock is not registered pursuant to paragraph 2, then, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Act, the Investor shall have the right to request in writing an unlimited number of registrations on Form S-3, or such successor form, of the Common Stock, which request or requests shall (i) specify the number of shares of Common Stock intended to be sold or disposed of and (ii) state the intended method of disposition of such Common Stock and, upon receipt of such request, the Company shall use reasonably diligent efforts to effect the registration under the Act of the Common Stock so requested to be registered.

         4. INFORMATION RIGHTS. So long as the Investor (and its affiliates) continue to hold not less than 10,000 shares of Common Stock, the Company shall deliver to the Investor annual and quarterly financial statements. So long as an Investor (and its affiliates) holds not less than 10,000 shares of Common Stock, the Company will furnish the Investor with a copy of its annual operating plan for the fiscal year; provided, however, that the obligation of the Company to furnish quarterly financial statements and an annual operating plan as set forth herein will terminate upon a public offering or when the Company becomes subject to the filing requirements of the Securities Exchange Act of 1934.

         5. UNDERWRITING. With respect to any registration under this Agreement involving an underwriting, the right of the Investor to registration hereunder shall be conditioned upon its participation in such underwriting, and the inclusion of its Common Stock in the underwriting to the extent provided herein. The Investor shall (together with the Company and any other security holder distributing securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for underwriting by the Company, containing customary (x) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions; and (y) representations, warranties, covenants and indemnities. Notwithstanding any other provision hereof, if the representative of the underwriter determines that marketing factors require a "lock-up period," the Investor agrees not to transfer any of its Common Stock (other than pursuant to the Registration Statement for such offering) during the ten (10) day period prior to the effective date of the Registration Statement and for such additional period as may be required by the underwriters, up to ninety (90) days after the effectiveness of the Registration Statement. If the Investor disapproves of the terms of any such underwriting, it will be forced to withdraw therefrom by written notice to the Company and the underwriter. Any of the Common Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         6. EXPENSES OF REGISTRATION. All Registration Expenses and Selling Expenses, whether incurred by the Investor or by the Company, shall be borne by the Investor.

         7. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (a) Keep such registration effective until the EARLIER of (i) the date the distribution described in the Registration Statement relating thereto shall have been completed; or (ii) 1 year from the effective date of such Registration Statement;

                  (b) Furnish to the Investor, at least 5 business days prior to the filing of the requisite Registration Statement, copies of drafts of such Registration Statement as proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (excluding all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents in such quantities as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Stock included in such Registration Statement;

                  (c) Notify the Investor promptly after it shall receive notice thereof of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (d) Notify the Investor promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (e) Advise the Investor promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (f) Use its reasonable efforts to ensure the obtaining of all necessary approvals from the NASD;

                  (g) Use reasonable efforts to register or qualify the Common Stock included in the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor (or the managing underwriter, in the case of underwritten offerings) may reasonably request, and to do any and all other acts and things as may be reasonably necessary or advisable to enable the Investor (or the managing underwriter, in the case of firm underwritten offerings) to consummate the disposition in such jurisdictions of the Common Stock to be sold; PROVIDED, HOWEVER, that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 7 or (ii) subject itself to taxation in any such jurisdiction;

                  (h) Use all reasonable efforts to cause the Common Stock included in the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company, including, without limitation, all necessary approval from insurance regulatory bodies, to enable the Investor to consummate the disposition of the Common Stock, provided that the Company shall not be required to incur any expenses to satisfy regulatory requirements applicable to a particular purchaser of such Common Stock;

                  (i) Enter into customary agreements (including, without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock included in the Registration Statement; and

                  (j) Make available for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Investor or any managing underwriter (collectively, the "AGENTS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be necessary to enable it to exercise its due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Agent in connection with such registration; PROVIDED, HOWEVER, that (i) Records and information obtained herein shall be used by such persons only to fulfill their due diligence responsibility; and (ii) Records or information which the Company determines in good faith to be confidential shall not be disclosed by the Agents unless (x) the Company determines that the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement; (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction; or (z) the Agent executes a confidentiality agreement reasonably satisfactory to the Company. The Investor further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and to the extent time permits prior to the time disclosure is required, allow the Company to undertake appropriate action to prevent disclosure of the Records or information deemed confidential.

         8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

                  (b) Use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) So long as the Investor owns any Common Stock, furnish upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 at any time from and after ninety (90) days following the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public (at any time after it has become subject to such reporting requirement), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.



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         9.       INDEMNIFICATION.

                  (a) To the extent permitted by law, the Company will indemnify the Investor, and its officers, directors, partners, members, managers, agents, representatives and affiliates, each "underwriter" (as defined in the Act), if any, and each person "controlling" the Investor or the underwriter within the meaning of the Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or any violation by the Company of the Act, any state securities law or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers, directors, partners, members, managers, agents, representatives and their affiliates, each such underwriter and each person controlling the Investor or any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the Investor or any underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor or the underwriter and stated to be specifically for use therein; and PROVIDED, FURTHER that no person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) To the extent permitted by law, the Investor will, if Common Stock owned by the Investor is included in the securities as to which registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and representatives and each underwriter, if any, and each person controlling the Company or such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document made by the Investor, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor therein not misleading, and will reimburse the Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein; PROVIDED, HOWEVER, that the indemnity agreement contained in this paragraph 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent may not be unreasonably withheld, and provided further that the obligations of the Investor hereunder shall be limited to an amount equal to the proceeds to the Investor of securities sold in the registration.

                  (c) Each party entitled to Indemnification under this paragraph (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph 9 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of the Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this paragraph 9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, PROVIDED, HOWEVER, that the obligations of the Investor shall be limited to an amount equal to the proceeds to the Investor from the sale of the Common Stock in the registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution by the Company required by the managing underwriter and contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The indemnification obligations of the Company and the Investor under this paragraph 9 shall survive the termination of this Agreement or the completion of any offering of the Common Stock in a Registration Statement under this Agreement or otherwise.

                  (g) The indemnification required by this paragraph 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

         10. ASSIGNMENT. The rights under this Agreement may be assigned by the Investor in the event of a sale by the Investor to a new shareholder, provided such new shareholder enters into an agreement to be bound by the terms of this Agreement.

         11.      MISCELLANEOUS.

                  (a) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

                  (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (d) HEADINGS. The section headings contained in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

                  (f) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Investor. No waiver by any Party or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior of subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be deemed effective unless such waiver is in writing and signed by the party whose rights are being waived.

                  (g) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (h) CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provision of the Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  (i) SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      US-SINO GATEWAY, INC.
                      A CALIFORNIA CORPORATION


                      By: ________________________________

                      Title: _______________________________



                      SOLANA CAPITAL PARTNERS, INC.

                      By: ________________________________

                      Title: _______________________________




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                                   APPENDIX A


         "ACT" shall mean the Securities Act of 1933, as amended.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         The terms "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in connection with a registration under paragraph 2 or 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "REGISTRATION STATEMENT" shall mean a Registration Statement filed by the Company with the Commission for a public offering and sale of the Company's securities (other than a Registration Statement on Form S-8, Form S-4, or successor forms, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of the securities.




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